                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_] Preliminary Proxy Statement      [_] Confidential, for Use of the
                                         Commission Only (as permitted by Rule
                                         14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            VALLEY NATIONAL BANCORP
             (Name of Registrant as Specified In Its Certificate)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

                             VALLEY NATIONAL BANCORP
                                1455 Valley Road
                             Wayne, New Jersey 07470



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            Wednesday, April 10, 2002

To Our Shareholders:

      The annual meeting of shareholders of Valley National Bancorp will be held at the Radisson Hotel, 690 Route 46 East, Fairfield, New Jersey, on Wednesday, April 10, 2002 at 3:00 p.m. to vote on these proposals:

      1.  To elect 18 directors.

      2. To transact such other business as may properly come before the meeting.

      Shareholders of record at the close of business on February 15, 2002 are entitled to notice of and to vote at the meeting. Whether or not you plan to attend the meeting, please execute and return the enclosed proxy in the envelope provided or submit your proxy by telephone or the Internet as instructed on the enclosed proxy card.

                                              By Order of the Board of Directors



                                              Gerald H. Lipkin
                                              Chairman, President and
                                              Chief Executive Officer

March 6, 2002

                             VALLEY NATIONAL BANCORP
                                1455 Valley Road
                             Wayne, New Jersey 07470


                                 PROXY STATEMENT


                       GENERAL PROXY STATEMENT INFORMATION

      We are providing this proxy statement in connection with the solicitation of proxies by the Board of Directors of Valley National Bancorp for use at Valley's 2002 annual meeting of shareholders and at any adjournment of the meeting. You are cordially invited to attend the meeting, which will be held at the Radisson Hotel, 690 Route 46 East, Fairfield, New Jersey, on Wednesday, April 10, 2002 at 3:00 p.m. local time. This proxy statement is first being mailed to shareholders on March 6, 2002.

Shareholders Entitled to Vote

      The record date for the meeting is February 15, 2002. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

      On the record date there were 75,936,445 shares of common stock outstanding. Each share is entitled to one vote on each matter properly brought before the meeting.

Multiple Copies of our Annual Report and Proxy Statement

         When more than one holder of Valley common stock shares the same address, we may deliver only one annual report and one proxy statement to that address unless we have received contrary instructions from one or more of those shareholders. Similarly, brokers and other intermediaries holding shares of Valley common stock in "street name" for more than one beneficial owner with the same address may deliver only one annual report and one proxy statement to that address if they have received consent from the beneficial owners of the stock.

         Valley will deliver promptly upon written or oral request a separate copy of the annual report and proxy statement to any shareholder, including a beneficial owner of stock held in "street name," at a shared address to which a single copy of either of those documents was delivered. To receive additional copies of our annual report and proxy statement, you may call or write Dianne M. Grenz, First Vice President, Valley National Bancorp, at 1455 Valley Road, Wayne, New Jersey 07470, telephone (973) 305-3380 or e-mail her at dgrenz@valleynationalbank.com. You may also access a copy of Valley's annual report and proxy statement on our website, www.valleynationalbank.com.

         You may also contact Ms. Grenz at the address or telephone number above if you are a shareholder of record of Valley and you wish to receive a separate annual report and proxy statement in the future, or if you are currently receiving multiple copies of our annual report and proxy statement and want to request delivery of a single copy in the future. If your shares are held in "street name" and you want to increase or decrease the number of copies of our annual report and proxy statement delivered to your household in the future, you should contact the broker or other intermediary who holds the shares on your behalf.

Proxies and Voting Procedures

      Your vote is important and you are encouraged to vote your shares promptly.

      Each proxy submitted will be voted as directed. However, if a proxy solicited by the Board of Directors does not specify how it is to be voted, it will be voted as the Board recommends - that is, FOR the election of the 18 nominees for director named in this proxy statement. If any other matters are properly presented at the meeting for consideration, such as consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies will have discretion to vote on those matters according to their best judgement to the same extent as the person delivering the proxy would be entitled to vote. At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the meeting.

      We are offering you three alternative ways to vote your shares.

      To Vote By Mail
      ---------------
      To vote your proxy by mail, please date, sign, and mail your proxy card in the envelope provided as soon as possible.

      To Vote By Telephone (Touch-Tone Phone Only)
      --------------------------------------------
      If you wish to vote by telephone, you must first locate the control number printed on your proxy card. Then call toll-free 1-800-776-9437 and follow the instructions. If you vote by telephone, you must have your control number and the proxy card available when you call.

      To Vote By Internet
      -------------------
      If you wish to vote using the Internet, you can access the web page at "www.voteproxy.com" and follow the on-screen instructions. If you vote by Internet, you must have your control number and the proxy card available when you access the web page.

      Regardless of the method that you use to vote, you will be able to vote in person or revoke your proxy if you follow the instructions provided below in the section entitled "Voting in Person; Revoking Your Proxy."

      If you are a participant in our dividend reinvestment plan, the shares held in your dividend reinvestment account will be voted in the same manner as your other shares, whether you vote by mail, by telephone, or by Internet.

      If you are an employee or former employee of Valley, and participate in our Savings and Investment Plan, you will receive one proxy card representing the total shares you own through this plan. The proxy card will serve as a voting instruction card for the trustee of the plan where all accounts are registered in the same name. If you own shares through the Savings and Investment Plan and do not vote, the plan trustee will vote the plan shares in the same proportion as shares for which instructions were received under the plan. Because the plan trustee will vote the unvoted and unallocated KSOP suspense account plan shares in the same proportion as shares for which instructions were received under the plan, if you are a participant in the Savings and Investment Plan and vote your shares, the trustee will use your vote when determining the correct proportion.

Voting in Person; Revoking Your Proxy

      The method by which you vote will not limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the meeting. If you submit a proxy and then wish to change your vote or vote in person at the meeting, you will need to revoke the proxy that you have submitted. You can revoke your proxy at any time before it is exercised by delivery of a properly executed, later-dated proxy or a written revocation of your proxy. A later-dated proxy or written revocation must be received before the meeting by the Secretary of Valley, Alan D. Eskow, at 1455 Valley Road, Wayne, New Jersey 07470, or it must be delivered to the Secretary of the meeting before proxies are voted. You may also revoke your proxy by submitting a new proxy via telephone or the Internet. You will be able to change your vote as many times as you wish and the last vote received chronologically will supercede any prior votes. Please note that if you vote by the Internet, the maximum number of times you can access the website using any one control number is limited to five times per day.

Required Vote

      The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote generally for the election of directors is necessary to constitute a quorum at the meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.

      Directors will be elected by a plurality of the votes cast at the meeting. Thus, an abstention or a broker "non-vote" will have no effect on the outcome of the vote on any of the matters being proposed at the meeting.

Method and Cost of Proxy Solicitation

      This proxy solicitation is being made by Valley's Board of Directors and Valley will pay the cost of soliciting proxies. Proxies may be solicited by officers, directors and employees of Valley in person or by mail, telephone, facsimile or other electronic means. We will not specially compensate those persons for their solicitation activities. In accordance with the regulations of the Securities and Exchange Commission and the New York Stock Exchange, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expense incurred in sending proxies and proxy materials to beneficial owners of Valley common stock.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

                              DIRECTOR INFORMATION

      Under Valley's by-laws, the Board of Directors fixes the exact number of directors, with a minimum of 5 and a maximum of 25. The Board has fixed the number of directors at 18.

      The persons named in the proxy card intend to vote the proxies FOR the election of the 18 persons named below (unless the shareholder otherwise directs). If, for any reason, any nominee becomes unavailable for election and the Board selects a substitute nominee, the proxies will be voted for the substitute nominee selected by the Board. The Board has no reason to believe that any of the named nominees is not available or will not serve if elected.

      Each candidate for director has been nominated to serve a one-year term until our 2003 annual meeting and thereafter until the person's successor has been duly elected and qualified. The following table sets forth the names and ages of the Board's nominees for election, the nominees' position with Valley (if any), the principal occupation or employment of each nominee for the past five years and the period during which each nominee has served as a director of Valley. The nominees' prior service as a director includes prior service as a director of the Bank prior to the formation of the holding company.

                                                        Principal Occupations During                  Director
  Name, Age and Position With Valley                          Past Five Years                           Since
  ----------------------------------                          ---------------                           -----
Andrew B. Abramson, 48....................     President and Chief Executive Officer, The Value           1994
                                               Group, Inc. (real estate development and property
                                               management firm)

Charles J. Baum, 73.......................     President of Baum Brothers Imports, Inc. (importers        2001
                                               of tabletop items); President of Essex
                                               Manufacturing, Inc. (importers of umbrellas and
                                               apparel); former Director of Merchants New York
                                               Bancorp, Inc. and The Merchants Bank of New York

Pamela Bronander, 45......................     Vice President, KMC Mechanical, Inc. (mechanical           1993
                                               contractor); formerly Executive Vice President,
                                               Scandia Packaging Machinery Co. (designs & builds
                                               packaging machinery)

Joseph Coccia, Jr., 72....................     President of Cocci Development (builder and                1986
                                               investor); former principal of Coccia Realty, Inc.
                                               (real estate brokers); former principal of Midland
                                               Estates, Inc. (residential building company)

Harold P. Cook, III, 47...................     Chairman of Jefferson Loan Company (small loan             1998
                                               company); partner, Perconti & Cook (attorneys);
                                               former Chairman and Chief Executive Officer of Wayne
                                               Bancorp, Inc. and Chairman of Wayne Savings Bank,
                                               F.S.B.

Graham O. Jones, 57.......................     Attorney, Jones & Jones; formerly President of Hoke,       1997
                                               Inc., its affiliates and subsidiaries (manufacturer
                                               of precision fluid control products)

Walter H. Jones, III, 59..................     Formerly Chairman of the Board of Hoke, Inc., its          1997
                                               affiliates and subsidiaries (manufacturer of
                                               precision fluid control products)

Gerald Korde, 58..........................     President, Birch Lumber Company, Inc. (wholesale and       1989
                                               retail lumber distribution company)

                                                           Principal Occupations During                 Director
  Name, Age and Position With Valley                              Past Five Years                         Since
  ----------------------------------                              ---------------                         -----
Gerald H. Lipkin, 61.....................      Chairman, President and Chief Executive Officer of         1986
  Chairman, President and Chief                Valley National Bancorp and Valley National Bank
  Executive Officer

Robinson Markel, 67......................      Member of the law firm of Rosenman & Colin since           2001
                                               February, 1998; prior thereto a member of the law
                                               firm of Piper & Marbury L.L.P.; former Director of
                                               Merchants New York Bancorp, Inc. and The Merchants
                                               Bank of New York

Robert E. McEntee, 69....................      Management Consultant                                      1979

Richard S. Miller, 67....................      Managing Partner, Williams, Caliri, Miller, Otley &        1999
                                               Stern, A Professional Corporation; former Director
                                               of Ramapo Financial Corporation and The Ramapo Bank

Robert Rachesky, 73......................      Private Investor - Managing Partner, RSCM Realty           1982
                                               Co.; previously Consultant, Fujicolor Photo
                                               Services, Inc. (photo developing and supply company)

Barnett Rukin, 61........................      Chief Executive Officer, SLX Capital Management            1991
                                               (asset manager); former Senior Vice President and
                                               Regional Chief Executive Officer, Northeast Region,
                                               Coach USA; former Chairman and Chief Executive
                                               Officer, Hudson Transit Lines, Inc. (operator of
                                               Short Line Bus Company)

Peter Southway, 67.......................      Formerly Vice Chairman, President and Chief                1978
                                               Operating Officer of Valley National Bancorp and
                                               Valley National Bank

Richard F. Tice, 72......................      Partner, Tice Farms (farming and real estate)              1982

Leonard J. Vorcheimer, 59................      Principal, L.J.V. Enterprises (investment concern)         1992

Spencer B. Witty, 87.....................      Vice Chairman of Valley National Bancorp and Valley        2001
  Vice Chairman                                National Bank; former Chairman and Director of
                                               Merchants New York Bancorp, Inc. and The Merchants
                                               Bank of New York

      Graham O. Jones and Walter H. Jones, III are brothers.

      Peter Southway is the father of Peter John Southway. Peter John Southway is an Executive Officer of Valley and the Bank.

      Spencer B. Witty is the grandfather of Eric W. Gould, an Executive Officer of the Bank.

Committees of the Board of Directors

      Our Board of Directors held five meetings during 2001. Ten of our directors also serve as directors of the Bank.

      We have a standing Audit and Examining Committee. This committee reviews significant audit and accounting principles, policies and practices, meets with the Bank's internal auditors, reviews the report of the annual examination of Valley conducted by its outside auditors, and reviews examination reports and other reports of federal regulatory agencies. The members of the committee are Messrs. Rachesky (Chairman), Vorcheimer (Vice Chairman), Abramson, Baum, Austin
C. Drukker (who will be retiring from the Board after the 2002 annual meeting),
W. Jones III, McEntee, and Rukin. The committee met four times during 2001.

      We have a standing Human Resources and Compensation Committee. This committee sets general compensation levels for all officers and employees and sets specific compensation for executive officers. It also administers our Long-Term Stock Incentive Plan and makes awards under that plan. The committee met six times in 2001. Its members are Messrs. McEntee (Chairman), G. Jones (Vice Chairman), Abramson, Cook, Korde, Rachesky and Tice.

      We have a standing Nominating and Governance Committee. This committee is responsible for nominating directors to serve on the boards of Valley and the Bank. The committee met one time during 2001. Its members are Messrs. Drukker (Chairman), Abramson, Coccia, W. Jones, Korde, Markel, McEntee, Rachesky and Joseph L. Vozza (who will be retiring from the Board after the 2002 annual meeting). The committee has not established specific procedures for receiving shareholder recommendations for director-nominees, but will consider any recommendations which are brought to its attention.

      Except for Mr. Drukker, during 2001 each director attended 75% or more of the meetings of the full Board of Directors and of each committee on which he or she served. Mr. Drukker, who will be retiring from the Board, attended only 63% of the meetings of the Board.

                          STOCK OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS

      The following table contains information about the beneficial ownership of Valley common stock at December 31, 2001 by each director, by each Valley executive officer for whom individual information is required to be set forth in this proxy statement under rules of the Securities and Exchange Commission, and by directors and all executive officers as a group. We know of no person or group that beneficially owns 5% or more of Valley's common stock.



                                                 Number of Shares    Percent of
             Name of Beneficial Owner         Beneficially Owned(1)   Class (2)
             ------------------------         ---------------------   ---------
Directors and Named Officers:
Andrew B. Abramson .........................     137,106 (3)            0.18%
Charles J. Baum ............................      99,685 (4)            0.13
Pamela Bronander ...........................       6,317 (5)            0.01
Joseph Coccia, Jr ..........................     280,778 (6)            0.36
Harold P. Cook, III ........................      46,035 (7)            0.06
Peter Crocitto .............................      98,819 (8)            0.13
Austin C. Drukker ..........................     118,434 (9)            0.15
Graham O. Jones ............................     796,839 (10)           1.03
Walter H. Jones, III .......................     786,994                1.02
Gerald Korde ...............................   1,135,238 (11)           1.47
James G. Lawrence ..........................     250,053 (12)           0.32
Gerald H. Lipkin ...........................     331,489 (13)           0.43
Robinson Markel ............................     261,369 (14)           0.34
Robert E. McEntee ..........................      60,438 (15)           0.08
Robert Meyer ...............................     134,504 (16)           0.17
Richard S. Miller ..........................      51,229 (17)           0.07

                                                                              Number of Shares       Percent of
                        Name of Beneficial Owner                            Beneficially Owned(1)    Class (2)
                        ------------------------                            ---------------------    ---------
Robert Rachesky ......................................................         275,043 (18)            0.36%
Barnett Rukin ........................................................          31,014 (19)            0.04
Peter Southway .......................................................         261,662 (20)            0.34
Peter John Southway ..................................................         108,059 (21)            0.14
Richard F. Tice ......................................................         201,731 (22)            0.26
Leonard Vorcheimer ...................................................          46,980 (23)            0.06
Joseph L. Vozza ......................................................          46,299 (24)            0.06
Spencer B. Witty .....................................................       1,356,110 (25)            1.75
Directors and Executive Officers as a group (36 persons) .............       7,271,114 (26)            9.39

-----------------------------

NOTES:

(1) Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person.

(2) The number of shares of Valley common stock used in calculating the percentage of the class owned includes 76,467,661 shares of Valley common stock outstanding as of December 31, 2001. The table also includes 998,443 shares purchasable pursuant to stock options for Valley shares which were exercisable within 60 days of December 31, 2001.

(3) This total includes 3,551 shares held by Mr. Abramson's wife, 8,437 shares held by his wife in trust for his children, 14,436 shares held by a family trust for which Mr. Abramson is trustee, 4,443 shares held by a family foundation, 56,095 shares held by a trust in which Mr. Abramson is a trustee and 3,327 shares held in self-directed IRA Plans in which Mr. Abramson and his wife are beneficiaries.

(4) This total includes 4,276 shares owned by Mr. Baum's wife, 18,506 shares owned by a corporation that Mr. Baum controls and 35,704 shares in a self-directed IRA. Mr. Baum disclaims beneficial ownership of the shares held by his wife.

(5) This total includes 1,093 shares held in custody for children and 619 shares held in a trust.

(6) This total includes 226,664 shares held by Mr. Coccia jointly with his wife, 28,297 shares held by a family foundation and 25,817 shares held by his wife.

(7) This total includes 939 shares for Mr. Cook's daughter, 635 shares held by Mr. Cook's wife with a relative, 4,985 shares held for Mr. Cook's mother for whom Mr. Cook holds power of attorney, 781 shares held as Mr. Cook's share of a partnership, 788 shares held in a profit sharing plan for which Mr. Cook is trustee, 634 shares held in self-directed IRA Plans of which Mr. Cook and his wife are beneficiaries, 5,290 shares held by his wife, 852 restricted shares and 10,654 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2001.

(8) This total includes 91 shares held by Mr. Crocitto's wife, 613 shares held in his 401k Plan, 1,706 shares held by Mr. Crocitto as custodian for his children, 10,684 restricted shares, and 40,612 shares purchasable pursuant to stock options exercisable within 60 days, but not the 34,378 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2001.

(9) This total includes 1,571 shares held by Mr. Drukker's wife, 20,846 shares held by a trust which Mr. Drukker is a trustee and of which he is a beneficiary, and 5,118 shares held by a family foundation.

(10) This total includes 9,844 shares owned by trusts for the benefit of their children for which his wife is co-trustee.

(11) This total includes 167,552 shares held in the name of Mr. Korde's wife, 35,429 shares held jointly with his wife, 378,442 shares held by his wife as custodian for his children, 154,893 shares held by a trust for which Mr. Korde is a trustee and 114,485 shares held by a profit sharing plan which Mr. Korde controls.

(12) This total includes 9,761 shares owned by Mr. Lawrence's wife, 73,721 shares owned by family members which Mr. Lawrence has the power to vote pursuant to a proxy and 14,124 shares owned by a trust of which he is a beneficiary. This total also includes 1,000 restricted shares, but not 3,500 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2001.

(13) This total includes 49,795 shares held in the name of Mr. Lipkin's wife, 79 shares held jointly with his wife, 503 shares held in his 401(k) Plan, 7,958 shares held by self-directed IRA Plans in which Mr. Lipkin and his wife are beneficiaries and 14,611 shares held by a family charitable foundation. This total also includes Mr. Lipkin's 18,071 restricted shares and 60,189 shares purchasable pursuant to stock options exercisable within 60 days, but not the 32,410 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2001.

(14) This total includes 2,788 shares owned by Mr. Markel's wife, 16,627 shares held by his wife in trust for his children, 46,131 shares owned by Mr. Markel in his self-directed IRA and 141,080 shares owned by his sister, which Mr. Markel has power to vote. Mr. Markel disclaims beneficial ownership of the shares held by his wife, the shares held by his wife in trust for his children and shares owned by his sister.

(15) This total includes 825 shares held in the name of Mr. McEntee's wife, 55,157 shares held jointly with his wife and 4,456 shares held by Mr. McEntee in a self-directed Keogh Plan.

(16) This total includes Mr. Meyer's 10,684 restricted shares, 4,515 shares held jointly with his wife, 613 shares held in his 401(k) Plan and 25,238 shares purchasable pursuant to stock options exercisable within 60 days, but not the 34,379 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2001.

(17) This total includes 14,759 shares held by a self-directed IRA Plan, 14,344 shares held jointly with his wife, 1,341 shares held by a corporation for which Mr. Miller is a 20% shareholder, 1,474 shares held by his wife and 6,887 shares owned by a trust for which Mr. Miller is a trustee. This total also includes 10,034 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2001. Mr. Miller had no other stock options as of December 31, 2001. Mr. Miller disclaims beneficial ownership of all shares held by the corporation except 234 shares, of the 1,474 shares held by his wife and of 50% or 3,444 shares held by a trust in which others have beneficial interests.

(18) This total includes 19,896 shares held by a self-directed IRA Plan, 24,533 shares held in a self-directed IRA by his wife and 230,614 shares held by an annuity trust for which Mr. Rachesky is co-trustee.

(19) This total includes 12,212 shares held by Mr. Rukin's wife as custodian and Mr. Rukin, as trustee, in various accounts for their children and 2,782 shares held by a private foundation of which Mr. Rukin is an officer.

(20) This total includes 12,495 shares held in the name of Mr. Southway's wife, 8,200 shares held in a family foundation and 4,480 shares held in self-directed IRA and 401k Plans. This total also includes Mr. Southway's 3,785 restricted shares and 62,390 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2001.

(21) This total includes 1,384 shares held by Mr. Peter John Southway as custodian for his children, 621 shares held in his 401(k) Plan, 10,684 restricted shares and 56,763 shares purchasable pursuant to stock options exercisable within 60 days, but not the 34,378 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2001.

(22) This total includes 63,917 shares held jointly with Mr. Tice's wife and 36,847 shares owned by a partnership of which Mr. Tice is a general partner and 579 shares held in a self-directed IRA Plan.

(23)  This total includes 3,207 shares held by a family trust.

(24) This total includes 3,017 shares held by Mr. Vozza's wife and 4,326 shares held by a family foundation.

(25) This total includes 6,400 shares held by Mr. Witty's wife, 500 restricted shares, 615,720 shares held in a trust in which Mr. Witty is a trustee and 218,551 shares held in a trust of which Mr. Witty is a co-trustee. Mr. Witty has no shares purchasable pursuant to stock options exercisable within 60 days This total does not include 3,500 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2001. Mr. Witty disclaims beneficial ownership of the shares held by his wife and the shares held by the trusts.

(26) This total includes 348,889 shares owned by twelve executive officers who are not directors or Named Officers, which total includes 34,240 restricted shares and 134,454 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2001, but not the 142,852 shares potentially available in the future by exercise of their stock options not exercisable within 60 days of December 31, 2001. The total does not include shares held by the Bank's trust department.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table summarizes all compensation earned in the past three years by the listed persons for services performed in all capacities for Valley and its subsidiaries.

                                                                             Long Term
                                        Annual Compensation             Compensation Awards
                                        -------------------             -------------------
                                                                    Restricted      Securities
Name and Principal Position                                          Stock         Underlying      All Other
with Valley National Bancorp                                         Award(s)      Options/SARs   Compensation
 and Valley National Bank        Year    Salary($)     Bonus($)      (1)($)         (2)(4)(#)        (3)($)
 ------------------------        ----    ---------     --------      -------        ---------        ------

Gerald H. Lipkin................ 2001     575,000       575,000       160,776         16,800         31,200
Chairman, President and Chief    2000     525,000       525,000       118,755         16,538         31,200
Executive Officer                1999     500,000       475,000       145,950         17,364         30,050


Spencer B. Witty (5)............ 2001     342,029       145,187        15,730          3,500              0
Vice Chairman


Peter Crocitto.................. 2001     290,000       147,000       110,110         11,000          5,950
Executive Vice President         2000     260,000       105,000        98,000         11,550          5,950
                                 1999     240,000       100,000        77,250         11,025          5,231

James G. Lawrence (5)........... 2001     363,230       148,000        31,460          3,500              0
Executive Vice President


Robert Meyer.................... 2001     290,000       147,000       110,110         11,000          5,950
Executive Vice President         2000     260,000       105,000        98,000         11,550          5,950
                                 1999     240,000       100,000        77,250         11,025          5,231

Peter John Southway............. 2001     290,000       147,000       110,110         11,000          5,950
Executive Vice President         2000     260,000       105,000        98,000         11,550          5,950
                                 1999     240,000       100,000        77,250         11,025          5,231

---------------------------
NOTES:

(1) As required by Securities and Exchange Commission rules, the dollar amounts set forth in the columns are based on values as of the date of the grants. The dollar amounts in the following paragraph are based on values as of December 31, 2001. Except for Mr. Lipkin, whose 2001 restricted stock award restrictions lapse at the rate of 33% per year, all restrictions on restricted stock awards lapse at the rate of 20% per year commencing with the first anniversary of the date of grant. Dividends are credited on restricted stock at the same time and in the same amount as dividends paid to all other common shareholders. Credited dividends are accumulated and are subject to the same restrictions as the underlying restricted stock. The restricted stock awards are made pursuant to the Valley National Bancorp Long-Term Stock Incentive Plan. Upon a "change in control," as defined in that plan, all restrictions on shares of restricted stock will lapse and all stock options will vest in full.

      For Mr. Lipkin, the column represents awards of 5,775 shares in 2001, 5,513 shares in 2000 and 5,789 shares in 1999. As of December 31, 2001, Mr. Lipkin held an aggregate of 18,071 shares of restricted stock with a value of $595,439. For Mr. Witty, the column represents awards of 500 shares in 2001. As of December 31, 2001, Mr. Witty held an aggregate of 500 shares of restricted stock with a value of $15,730. For Mr. Crocitto, the column represents awards of 3,500 shares in 2001, 3,675 shares in 2000 and 3,308 shares in 1999. As of December 31, 2001, Mr. Crocitto held an aggregate of 10,684 shares of restricted stock with a value of $352,038.

      For Mr. Lawrence, the column represents awards of 1,000 shares in 2001.
      As of December 31, 2001, Mr. Lawrence held an aggregate of 1,000 shares of restricted stock with a value of $31,460. For Mr. Meyer, the column represents awards of 3,500 shares in 2001, 3,675 shares in 2000 and 3,308 shares in 1999. As of December 31, 2001, Mr. Meyer held an aggregate of 10,684 shares of restricted stock with a value of $352,038. For Mr. Peter John Southway, the column represents awards of 3,500 shares in 2001, 3,675 shares in 2000 and 3,308 shares in 1999. As of December 31, 2001, Mr. Peter John Southway held an aggregate of 10,684 shares of restricted stock with a value of $352,038.

(2) The numbers listed represent stock options granted to the persons listed in the form of qualified incentive stock options or nonqualified stock options, but in either event granted at the fair market value on the date of grant. Except for Mr. Lipkin's 2001 stock options, which vest at a rate of 33% per year, all the stock options vest at the rate of 20% per year commencing with the first anniversary except, that upon a "change in control" as defined in the Long-Term Stock Incentive Plan, all stock options become immediately and fully exercisable.

(3) All amounts shown in this column reflect employer contributions to a 401(k) Plan on behalf of the person listed, except that $25,250 of the amount shown for Mr. Lipkin in 2001, 2000 and 1999 represents the cost to Valley of Mr. Lipkin's $1,000,000 split dollar life insurance plan.

(4)   Stock options and stock awards have been restated for stock dividends.

(5) Mr. Witty and Mr. Lawrence joined Valley effective January 19, 2001 immediately following the merger of Merchants New York Bancorp, Inc., into Valley. Amounts shown do not include compensation paid to Mr. Witty and Mr. Lawrence prior to the merger.

Option Grants in 2001

      The following table shows the stock options granted to the person listed in 2001, and their potential value at the end of the option term, assuming certain levels of appreciation of Valley's common stock.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                Potential Realizable
                                                                                                  Value at Assumed
                                                                                                   Annual Rates of
                                                                                                     Stock Price
                                                                                                  Appreciation for
                                    Individual Grants                                              Option Term (1)
---------------------------------------------------------------------------------------         ----------------------
                                Number of      Percent of
                                Securities     Total Stock
                                Underlying    Options/SARs    Exercise
                               Options/SARs    Granted to     or Base
                                 Granted      Employees in     Price         Expiration
                                 -------
     Name                        (#)(2)(3)     Fiscal Year   ($/Sh)(2)         Date          5%($)      10%($)
     ----                        ---------     -----------   ----------        ----         ------      ------
Gerald H. Lipkin..........        16,800        4.0%          27.84          02/08/2011     294,142     745,412

Spencer B. Witty..........         3,500        0.8%          31.46          11/27/2011      69,248     175,487

Peter Crocitto............        11,000        2.6%          31.46          11/27/2011     217,635     551,531

James G. Lawrence.........         3,500        0.8%          31.46          11/27/2011      69,248     175,487

Robert Meyer..............        11,000        2.6%          31.46          11/27/2011     217,635     551,531

Peter John Southway.......        11,000        2.6%          31.46          11/27/2011     217,635     551,531
----------------------------

NOTES:

(1) The dollar amounts under these columns are the result of calculations at the 5% and the 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of Valley's common stock price. Based upon 76,467,661 common shares outstanding as of December 31, 2001, all shareholders as a group would receive future appreciation of $1,584,568,832 with 5% growth, and $4,015,608,531 with 10% growth, over a 10-year period.

(2) The number of shares subject to the options, and the exercise price per share, have been adjusted to reflect a subsequent stock dividend.

(3) These stock options become exercisable at the rate of 33% per year beginning February 8, 2002 as to Gerald Lipkin and 20% per year beginning November 27, 2002 as to Spencer Witty, Peter Crocitto, James Lawrence, Robert Meyer and Peter John Southway. The stock options accelerate in the event of a change in control, as defined in the Long-Term Stock Incentive Plan.

Aggregated Option Exercises in 2001 and Year-End Option Values

      The following table shows the stock options exercised by persons listed in 2001, the number of stock options/SARs remaining unexercised at year-end, and the value of unexercised in-the-money stock options/SARs at year end.


                                 AGGREGATED OPTION/SAR EXERCISES IN
                             LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                             Shares                    Number of Securities
                            Acquired                 Underlying Unexercised         Value of Unexercised
                              on          Value      Options/SARs at FY-End       In-the-Money Options/SARs
                            Exercise     Realized              (#)                     at FY-End ($)
                            --------     --------
         Name                 (#)          ($)       Exercisable/Unexercisable    Exercisable/Unexercisable
         ----                 ---          ---       -------------------------   -------------------------
Gerald H. Lipkin..........    71,970     1,154,091        38,911 / 53,688             434,234 / 449,035
Spencer B. Witty..........       0           0               0 / 3,500                     0 / 5,215
Peter Crocitto............     4,000       60,440         40,612 / 34,378             491,460 / 210,796
James G. Lawrence.........     6,813      139,871            0 / 3,500                     0 / 5,215
Robert Meyer..............    212,157    5,359,086        25,238 / 34,378             238,853 / 210,796
Peter John Southway.......     3,000       61,140         56,763 / 34,378             792,976 / 210,796

Pension Plans

      Bank Pension Plan. The Bank maintains a non-contributory, defined benefit pension plan for all eligible employees. The annual retirement benefit under the pension plan is (i) 0.85 of 1% of the employee's average final compensation up to the employee's average social security wage base plus (ii) 1.15% of the employee's average final compensation in excess of the employee's average social security wage base, (iii) multiplied by the years of credited service (to a maximum of 35 years). Employees who were participants in the pension plan on December 31, 1988 are entitled to the higher of the foregoing or their accrued benefit as of December 31, 1988 under the terms of the plan then in effect. An employee's "average final compensation" is the employee's highest 5 year average of the employee's annual salary (excluding bonuses, overtime pay and other special pay), i.e., the amount listed as "Salary" in the Summary Compensation Table, subject to an annual compensation limit of $170,000, received during the last 10 years of employment.

      The following table shows the estimated annual retirement benefits from the pension plan, assuming retirement at age 65 and a straight life annuity benefit, for the compensation levels and years of credited service shown.

                               PENSION PLAN TABLE

                                       Years of Credited Service
                             ---------------------------------------------------
Average Final Compensation        15        20        25        30        35
--------------------------        --        --        --        --        --
$  25,000...............         $3,188   $4,250    $5,313    $6,375     $7,438

$  50,000...............         $6,950   $9,267   $11,584   $13,901    $16,218

$ 100,000...............        $15,575  $20,767   $25,959   $31,151    $36,343

$ 150,000...............        $24,200  $32,267   $40,334   $48,401    $56,468

$ 170,000 and higher....        $26,615  $35,487   $44,359   $53,231    $62,103


-----------------------

NOTES:

1. Amounts shown reflect the $170,000 limit on compensation and the $140,000 maximum benefit payable and represent the benefits that could be paid from the qualified trust during 2001. These limits are subject to annual cost of living increases.

2.    An employee may receive benefits greater than those shown in the table if
      (a) his accrued benefit as of December 31, 1988 under the terms of the pre-1989 Plan is higher, (b) his accrued benefit as of December 31, 1993 (based on the compensation limits in effect before 1994) is higher, or (c) he is a participant in the Benefit Equalization Plan, an unfunded arrangement which provides benefits to a select group of highly compensated officers, which is described below.

      Benefit Equalization Plan. Effective January 1, 1989, the Bank adopted a Benefit Equalization Plan which provides retirement benefits in excess of the amounts payable from the pension plan for certain highly compensated officers. Benefits are determined as follows: (a) the benefit calculated under the Pension Plan formula in effect prior to January 1, 1989 and without regard to the limits on recognized compensation and maximum benefits payable from a qualified defined benefit plan, minus (b) the individual's Pension Plan benefit. In general, officers of Valley who are members of the Pension Plan and who receive annual compensation in excess of the compensation limits under the qualified plan are eligible to participate in the Benefit Equalization Plan. The Human Resources and Compensation Committee of the Board of Directors has the authority to determine, in its discretion, which eligible officers will participate in the Benefit Equalization Plan. Effective January 1, 1989, Gerald Lipkin became a participant in the Benefit Equalization Plan. Effective January 1, 1996, Peter John Southway and Peter Crocitto became participants in the Benefit Equalization Plan. Effective January 1, 2001, Robert Meyer became a participant in the Benefit Equalization Plan. No other Named Officers presently participate.

      The following table shows the estimated annual retirement benefits from the Benefit Equalization Plan and qualified Pension Plan combined, assuming retirement at age 65 in 2001 and a straight life annuity benefit, for the compensation levels and years of credited service shown. The chart is calculated using the average social security wage base and social security benefits in effect during 2001.

                                                       Years of Credited Service

                            -------------------------------------------------------------------

Average Final Compensation         15         20         25         30         35        40
--------------------------         --         --         --         --         --        --

$150,000...............         $25,493   $ 33,990   $ 42,488   $ 50,985   $ 59,483  $ 67,980
$200,000...............         $34,868   $ 46,490   $ 58,113   $ 69,735   $ 81,358  $ 92,980
$250,000...............         $44,243   $ 58,990   $ 73,738   $ 88,485   $103,233  $117,980
$300,000...............         $53,618   $ 71,490   $ 89,363   $107,235   $125,108  $142,980
$350,000...............         $62,993   $ 83,990   $104,988   $125,985   $146,983  $167,980
$400,000...............         $72,368   $ 96,490   $120,613   $144,735   $168,858  $192,980
$450,000...............         $81,743   $108,990   $136,238   $163,485   $190,733  $217,980
$500,000...............         $91,118   $121,490   $151,863   $182,235   $212,608  $242,980

      Gerald Lipkin, Peter Crocitto, Robert Meyer and Peter John Southway have approximately 26, 25, 5, and 23 years of credited service, respectively, under the pension plan (and with respect to the benefit equalization plan for those officers who participate in it) as of January 1, 2001, and, at age 65, would have 31.2, 46.2, 14.9, and 47.6 years of credited service, respectively. (However, the maximum currently is 40 years of credited service.) In 2001 the following persons received the compensation shown below for purposes of determining their retirement benefits under the pension plan (and with respect to the benefit equalization plan for those officers who participate in it):
Gerald Lipkin $575,000; Peter Crocitto $290,000; Robert Meyer $290,000 and Peter John Southway $290,000. Pursuant to an agreement dated August 17, 1994 and amended on November 28, 2000, a minimum retirement benefit of $220,000 per year is provided to Mr. Lipkin in the form of a joint and two-thirds survivor annuity which would pay his wife $146,667 per year in the event of Mr. Lipkin's death. Except as contained in the description of the plan formulas above, the benefits listed in the tables are not subject to any deduction for social security or other offset amounts.

Employment Contracts and Termination of Employment and Change of Control Arrangements

      On August 17, 1994, Valley and the Bank entered into severance agreements with Gerald Lipkin and as of January 1, 1998, Valley and the Bank entered into severance agreements with Peter Crocitto, Robert Meyer and Peter John Southway. The severance agreements provide that in the event the executive is terminated without cause, he will be entitled to a lump sum payment equal to 12 months of his annual salary at the time of termination, plus a fraction of the bonus paid to him in the previous year, where such fraction is the number of months of the current year during which he served before being terminated, divided by 12. Mr. Lipkin would also receive health and dental benefits through age 65. Mr. Crocitto, Mr. Meyer and Mr. Peter John Southway would receive health, dental benefits, and life insurance and disability plan continuance for three years. Mr. Lipkin's severance agreement provides additional payments in the event of his death or disability.

      As of July 7, 1995, Valley and Mr. Lipkin entered into a split dollar life insurance arrangement. Under the arrangement, Valley agreed to pay the annual premiums necessary to fund a $1,000,000 second-to-die life insurance policy on the lives of Mr. Lipkin and his wife. When the policy is fully paid, or from the death benefits thereunder, Valley will be repaid all of its premium payments made by it (without interest). In return, in an agreement as of that date, Mr. Lipkin waived all rights he has to group term policies under Valley's benefit policies or otherwise. The split dollar policy is anticipated to require annual premium payments by Valley of $25,250 for 11 years, although the amount and duration of the premiums depends on the dividends paid by the insurance company. Valley has also agreed that it will pay the premiums, regardless of whether Mr. Lipkin continues to be employed by Valley.

      As of January 1, 1999, Valley and the Bank entered into amended and restated change-in-control agreements with Gerald Lipkin, Peter Crocitto, Robert Meyer and Peter John Southway. The change-in-control agreements generally provide employment protection to the covered executives for a three-year period following any change-of-control (as defined in the agreement). If the executive is terminated without cause, or if he resigns for good reason (as defined) he receives a lump sum equal to three times the highest annual compensation paid to him during any calendar year in the three calendar years immediately preceding the change-in-control, plus three years of extra service credited under the Benefit Equalization Plan if he is a participant in it, and continuation of his health, hospitalization and medical insurance for a three year period. Payment and the duration of benefits are proportionately reduced as the executive reaches his normal retirement age (at
65). All change-in-control agreements are for fixed terms, but provide for automatic annual extensions unless Valley takes specific action to halt the renewal.

      The change-in-control payments and benefits to the executives will be increased by the amount of the excise tax (and related income and payroll taxes on such amounts) imposed upon all "excess parachute payments" under the Internal Revenue Code so that the executive will be entitled to retain the benefit of these promised payments and benefits without reduction by the excise tax. Excess parachute payments exist when "parachute payments" (i.e., all payments and benefits contingent on a change-in-control) exceed 3 times the employee's average taxable compensation over the last 5 calendar years. The Long-Term Stock Incentive Plan provides that upon a "change-in-control" (as defined in that plan) all restrictions on shares of restricted stock granted under the plan will lapse and all outstanding stock options under the plan will, for a period of 60 days, become immediately and fully exercisable. The value of any accelerated vesting is considered a parachute payment.

      Effective on January 19, 2001, Mr. Lawrence entered into a change-in-control agreement with Valley. If Valley undergoes a change-in-control while Mr. Lawrence's change-in-control agreement remains in effect, the agreement provides that he shall continue to be employed for a term of three years, as Executive Vice President, at the same base salary, bonuses at least equal to the average annual bonus paid to him over the most recent three years, and participation in fringe benefit plans. If, during such three year period, Mr. Lawrence resigns for a "good reason" as defined in the agreement, or is terminated without cause, he is entitled to an immediate lump-sum payment equal to three times his base salary, and to continuation of medical benefit coverage for the remainder of the three-year period.

      Effective as of the date of the merger of Merchants New York Bancorp, Inc. into Valley, Valley entered into employment continuation agreements with each of Mr. Lawrence and Mr. Witty. Each agreement substantially follows the previous employment agreements each had with Merchants (including with regard to salary and benefits) and provides that each will be eligible to participate in Valley's annual incentive plan for executives. Mr. Lawrence is entitled to receive his salary and benefits until he reaches the age of 65 and Mr. Witty is entitled to receive his salary and benefits until May 1, 2003. Mr. Witty's agreement also provides for him to receive medical and hospital insurance and use of a Valley office after his employment with Valley ends. Each agreement provides that the executive will not compete against Valley during the term of employment and for two years thereafter.

Director Compensation Arrangements

      Valley pays its directors a $25,000 annual retainer, plus fees of $1,500 per board meeting attended, $1,000 for each Audit and Examining Committee meeting and Human Resources and Compensation Committee meeting and $500 for each other committee meeting attended. Bank directors' fees consist of $1,500 for each meeting of the Board attended and $500 for each committee meeting attended. Directors of Valley and the Bank who are salaried officers do not receive directors' fees or retainers. The Chairmen of the Human Resources and Compensation Committee, the Nominating and Governance Committee, the Audit and Examining Committee, the Insurance Committee, the Community Development and Fair Lending Committee, the Investment Committee and the Trust Committee currently Messrs. McEntee, Drukker, Rachesky, Vozza, Ms. Bronander, Mr. Southway and Mr. Miller, respectively, each receive an additional retainer of $5,000 per year. The Vice Chairmen of the Human Resources and Compensation Committee and the Audit and Examining Committee, currently Messrs. G. Jones and Vorcheimer respectively, each receive an additional retainer of $2,500 per year.

      Valley maintains a retirement plan for eligible non-employee directors of Valley and/or the Bank which was recently amended in November, 2001. The plan provides 10 years of annual benefits to directors with five or more years of service. The benefits commence after a director has retired from the Board and reached the age of 65. An annual benefit is paid for 10 years. The annual benefit is equal to the director's years of service, multiplied by 5%, multiplied by the final retainer paid by Valley and the Bank to the director at the time of retirement. In the event that the director dies prior to receipt of all benefits, the payments continue to the director's beneficiary or estate.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires Valley's directors and executive officers to file reports of holdings and transactions in Valley common stock with the Securities and Exchange Commission. Based on Valley's review of all reports furnished to it for 2001 pursuant to Section 16(a), Valley believes all of the reports required to be filed under Section 16(a) were filed on a timely basis with respect to Valley's fiscal year ended December 31, 2001.

              HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The following report was prepared by Valley's Human Resources and Compensation Committee regarding executive compensation policy and its relation to Valley's performance.

Compensation Review Process

     The Human Resources and Compensation Committee of the Board of Directors, consisting entirely of outside directors, is responsible for establishing and overseeing policies governing annual and long-term compensation programs for officers named in the compensation tables shown above and other executive officers of Valley and the Bank.

     The committee has used an independent compensation consulting firm to assist it in maintaining levels of executive compensation that are consistent with banks that are similarly situated in terms of business and labor market competition.

     It is the committee's responsibility to evaluate salaries, annual performance goals and awards under annual incentive plans and administer the Long-Term Stock Incentive Plan.

     When the committee's actions relate to officers who also are directors, the Board of Directors (exclusive of the officer-directors) reviews the recommendations of the committee and approves final compensation arrangements.

Compensation Strategy

     The objective of Valley's executive compensation program is to align compensation with business strategy and the continued enhancement of shareholder value through stock price growth and dividends.

     A total compensation approach to determining appropriate compensation levels for executive officers has been adopted by the committee. Target total compensation levels (consisting of annual base salary, and annual and long-term incentive award opportunities, including stock options and restricted stock) are established at the beginning of each year. These targets take into consideration Valley's performance relative to its compensation peer group and total compensation opportunities for the peer group. Under this total compensation approach, an increasing amount of the executive total compensation mix is based on pay-for-performance targets and performance compared to peers. The performance measures can vary from year to year and may include earnings per share, earnings growth, return on average assets and return on average equity.

     In developing compensation targets, labor market competition and business competition are considered. The committee may consider organizations that may differ from the banking organizations included in the industry group used in the Performance Graph of stock growth and dividend reinvestments shown below.

     Valley's size and performance results are taken into consideration to identify appropriate target total compensation opportunities for Valley's executives. As a result, when performance objectives are exceeded, executives have an opportunity to realize compensation above their target total compensation levels. When performance objectives are not met, the total compensation paid is lower than target.

     Specific compensation program components are discussed below.

Base Salary

     Base salary levels are determined each year, in part, by considering the labor market levels of compensation paid to executives of comparable banking organizations. Labor market values are established by reviewing the peer group banking organization supplemented by the average results of an analysis of published compensation surveys of similar size organizations in the banking industry to reflect broader industry trends.

     The labor market values are used to create salary ranges. Individual executive salaries are determined relative to the ranges on the basis of a subjective assessment of each executive's contribution to the Bank's success as well as the level of knowledge and experience each executive brings to the job.

Annual Incentive Plan

     Consistent with the goals of continued financial strength and shareholder value creation for 2001, annual incentive awards were based on a combination of achieving or exceeding corporate objectives for earnings growth, return on average assets and return on average equity, and individual performance of participating officers.

     The annual incentive plan has minimum performance requirements, below which no bonuses may be awarded. Targets for earnings growth, minimum return on average equity and return on average assets are determined each year at the beginning of the annual incentive plan year.

     Each year, target annual incentive opportunities for executives are established after examining the data from the peer group, again, supplemented by published surveys of compensation in the banking industry and internal relationships. The committee adopted a policy of setting target opportunities near the average of those available in the competitive market place. Target awards range up to 60% or more of base salary.

     Actual annual incentive awards are determined through a performance measurement process relative to achievement of Valley goals and individual performance objectives. Corporate performance can account for up to 75% of each participant's target award. Individual performance achievement measures are both objective (e.g., pre-determined goals) and subjective (e.g., Board assessment of the executive's leadership and management of resources). In addition, the committee can, at its discretion, adjust individual awards by plus or minus 20%. Actual awards can range from 0% to 115% of an executive's base salary depending on company and individual performance.

Long-Term Stock Incentive Plan

     Long-term incentive awards may be granted in the form of stock options (qualified incentive stock options or non-qualified stock options), stock appreciation rights and/or restricted stock. The purpose of these awards is to align executive long-term compensation opportunities with the realization of stock price growth and dividends for shareholders.

     The number of stock options and restricted stock awards are determined on an annual basis using the target long-term incentive award opportunity as a guide. This is initially the difference between the target total compensation opportunity and the sum of the executive's base salary and target annual incentive award opportunity. A combination of restricted stock and stock options are then awarded up to the target long-term incentive award opportunity on a subjective basis, taking into account Valley's performance, competitive practices, and individual performance.

Previous stock option and restricted stock awards also may be considered by the committee and the Board, at its discretion, in determining the number of stock option and restricted shares to be granted.

Compensation of the Chief Executive Officer and Other Named Executive Officers

     For 2001, Mr. Lipkin was granted a 9.5% salary increase, bringing his base salary level to $575,000. This salary increase recognizes Mr. Lipkin's contribution to Valley's success, the level of knowledge and experience he brings to the job of Chairman, President and Chief Executive Officer, and the labor market levels of compensation paid to chief executive officers of comparable banking organizations. Additionally, Mr. Lipkin led Valley in achieving annual objectives.

     Salary adjustments for each of the other named executive officers (with the exception of Mr. Witty and Mr. Lawrence, who joined Valley in 2001), averaged 11.5% of each of their base salaries and reflected individual officer contributions to the growth of the Bank, experience and skill levels and the movement of salaries in competitive labor markets.

     The 2001 base salary levels were determined in accordance with Valley's policy as described in "Base Salary" above.

     For 2001, Valley's performance met targeted levels and approved goals. Mr. Lipkin contributed to this success by developing Valley's management team, improving Valley's financial strength, broadening the product line and expanding market share. As a result of these contributions, Mr. Lipkin's annual incentive award was therefore 100% of his base salary.

     Except for Mr. Witty and Mr. Lawrence, each other named executive officer participated in the 2001 annual incentive program. Aggregate awards under the program were 51% of their 2001 salaries.

     The 2001 annual incentive awards were determined in accordance with Valley's policy as described in "Annual Incentive Plan" above.

     As part of the total compensation program, in 2001 Mr. Lipkin was awarded a stock option grant for 16,800 shares at $27.84 per share, the market value on the date of grant. Mr. Lipkin also was awarded 5,775 shares of restricted Valley common stock. These amounts have been adjusted to reflect the five percent stock dividend issued May 18, 2001. The stock options become exercisable and the restricted stock becomes vested at the rate of 33% per year starting with the first anniversary from the date of grant. Mr. Lipkin's opportunity to receive value from the option awards is contingent on the growth of Valley's stock price over the vesting period of the awards.

     During 2001, other executive officers named in the compensation tables received stock option grants totaling 40,000 shares, each at a price of $31.46 per share. As a group, the other named executive officers received restricted stock awards totaling 12,000 shares. All of these shares were granted at the market value on the date of grant. These amounts have been adjusted to reflect the five percent stock dividend issued May 18, 2001. The stock options become exercisable and the restricted stock becomes vested at the rate of 20% per year starting with the first anniversary from the date of grant. The other executive officers' opportunity to receive value from the option awards is contingent on the growth of Valley's stock price over the vesting period of the awards.

     The long-term incentive awards to executive officers in 2001 were made in accordance with the total target compensation approach described under "Long-Term Stock Incentive Plan" above. In addition, previous stock options and restricted stock awards were considered in making these awards.

Deductibility of Compensation

     Under Section 162(m) of the Internal Revenue Code, companies are subject to limits on the deductibility of executive compensation for the five highest paid officers. Deductible compensation for those officers is limited to

$1 million per year. Certain forms of compensation are exempt from this deductibility limit, primarily performance-based compensation which has been approved by shareholders.

     In 2000, Valley shareholders approved the Executive Incentive Plan which is intended to exempt from Section 162(m) limits the annual incentive awards for covered executive officers. Stock options granted under Valley's Long-Term Stock Incentive Plan also are exempt from the 162(m) limit because Valley shareholders have approved such plan. Based on 2002 salaries, the Executive Incentive Plan and the restricted stock awards, as well as other compensation, Valley does not expect any of its active named executive officers to materially exceed the $1 million deductibility threshold during the 2002 taxable year.

     Detailed information related to the compensation of five of Valley's executive officers is shown in the compensation tables within this proxy statement.

               Human Resources and Compensation Committee Members:

                           Robert E. McEntee, Chairman
                         Graham O. Jones, Vice Chairman
                               Andrew B. Abramson
                               Harold P. Cook, III
                                  Gerald Korde
                                 Robert Rachesky
                                 Richard F. Tice

                                PERFORMANCE GRAPH

     The following graph compares the cumulative total return on a hypothetical $100 investment made on January 1, 1997 in: (a) Valley's common stock; (b) the Standard and Poor's ("S&P") 500 Stock Index; and (c) the Keefe, Bruyette & Woods' KBW 50 Index. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock.

                             Index of Total Returns

                                     [GRAPH]

                   ------------------------------------------------------------
                         1/97      12/97   12/98    12/99    12/00    12/01
     --------------------------------------------------------------------------
     Valley              100.0    166.80   154.64   167.63   217.28   233.87
     --------------------------------------------------------------------------
     KBW 50              100.0    206.80   223.91   216.14   259.50   248.81
     --------------------------------------------------------------------------
     S&P 500             100.0    163.98   210.85   255.21   231.98   204.40
     --------------------------------------------------------------------------

                          AUDIT AND EXAMINING COMMITTEE

     The Securities and Exchange Commission requires each publicly-registered company to include in its annual proxy statement certain information about its audit committee and a report from that committee. This information and report are set forth below.

Information about Valley's Audit and Examining Committee and its Charter

     Valley has a standing audit committee, which is designated the Audit and Examining Committee. Valley's Board of Directors has adopted a written charter for the Audit and Examining Committee. Each member of the Audit and Examining Committee is independent, as that term is defined in the listing standards of the New York Stock Exchange relating to audit committees.

Report of the Audit and Examining Committee

March 6, 2002

To the Board of Directors of Valley National Bancorp:

We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committee, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                     Robert R. Rachesky, Committee Chairman
                        Leonard Vorcheimer, Vice Chairman
                               Andrew B. Abramson
                                 Charles J. Baum
                                Austin C. Drukker
                              Walter H. Jones, III
                                Robert E. McEntee
                                  Barnett Rukin

                      COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

     All members of the Human Resources and Compensation Committee, or their affiliates, have engaged in loan transactions with the Bank. Committee members include Messrs. McEntee (Chairman), G. Jones (Vice Chairman), Abramson, Cook, Korde, Rachesky and Tice. All such loans were made in the ordinary course of business of the Bank. During 2001, the Bank paid for legal services to a law firm whose partner is Mr. G. Jones. No other relationships required to be reported under the rules promulgated by the Securities and Exchange Commission exist with respect to members of Valley's Human Resources and Compensation Committee.

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

      The Bank has made loans to its directors and executive officers and their associates and, assuming continued compliance with generally applicable credit standards, it expects to continue to make such loans. Except as described below, all of these loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.

      In 2001, Robert Meyer, an executive officer of Valley, received a one-day loan from Valley in the principal amount of $1,313,252. The interest rate for this loan was the prime rate of 5%. The proceeds of the loan were used to pay the purchase price with respect to Mr. Meyer's exercise of Valley stock options. Mr. Meyer sold a portion of the Valley common stock to repay the loan in full and to satisfy his tax liability.

      In 2001, Robert E. Farrell, an executive officer of Valley, was indebted to Valley. The largest aggregate amount of such indebtedness during 2001 was $311,000. The loan was made to Mr. Farrell in connection with the construction of Mr. Farrell's residence and secured by both a first mortgage lien on the residence and shares of Valley common stock. The floating interest rate for this loan was equal to the prime rate. This loan has been repaid in full by refinancing through a traditional mortgage with the Bank.

      During 2001, the Bank paid for legal services as described above under the caption "Compensation Committee Interlocks And Insider Participation." During 2001, the Bank paid for legal services to a law firm whose partner is Graham O. Jones, a director and shareholder of Valley. During 2001, the Bank paid for legal services to a law firm whose partner is Richard S. Miller, a director and shareholder of Valley. During 2001, the Bank also paid for legal services to a law firm whose partner is Robinson Markel, a director and shareholder of Valley. In 2001, the Bank paid commissions to an insurance agency of which Joseph L. Vozza and his son are shareholders. During 2001, the Bank purchased $100 million of bank-owned life insurance from a nationally known insurance company after a lengthy competitive selection process and substantial negotiations over policy costs and terms. The son-in-law of Gerald Lipkin, Chairman, President and CEO, a director and a shareholder of Valley, is a licensed insurance broker who introduced Valley to the program offered by this insurance company. In 2001, Mr. Lipkin's son-in-law earned $28,995 of insurance commissions (and will receive future commissions during the remainder of the term of the policy) pursuant to an arrangement he entered into with the insurance broker associated with the insurance company for a portion of the broker's commission.



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Valley's directors and executive officers to file reports relating to their ownership and changes in ownership of Valley common stock with the Securities and Exchange Commission and New York Stock Exchange. Based on information provided by Valley's directors and executive officers and a review of such reports, Valley believes that all required reports were filed on a timely basis during 2001.

Recommendation on Proposal 1

      YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINATED SLATE OF DIRECTORS INCLUDED IN PROPOSAL 1. Directors will be elected by a plurality of the votes cast at the meeting.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      KPMG LLP, independent public accountants, have audited the books and records of Valley since 1986. Selection of Valley's independent public accountants for the 2002 fiscal year will be made by the Audit Committee of the Board subsequent to the annual meeting.

      KPMG LLP has advised Valley that one or more of its representatives will be present at the annual meeting of shareholders to make a statement if they so desire and to respond to appropriate questions.

         The fees billed for services rendered for Valley by KPMG LLP for the year 2001 were as follows:

         Audit Fees, excluding Audit related fees                       $225,000
                                                                        --------
         Financial Information Systems Design and Implementation Fees   $    -0-
                                                                        --------
         All Other Fees:
                  Audit related fees (1)                                $121,100
                  Other non-audit services (2)                          $530,500
                                                                        --------
                                                                        $651,600
                                                                        --------

                  (1) Audit related fees consisted principally of the issuance of letters to underwriters, audits of financial statements of certain employee benefit plans, review of registration statements and issuance of consents.

                  (2) Other non-audit services consisted of tax services relating to compliance, consultation on restructuring of subsidiaries and review of deductibility of merger related expenses.

         The Audit and Examining Committee has considered whether the provision of the services covered under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above is compatible with maintaining KPMG LLP's independence.

                              SHAREHOLDER PROPOSALS

      New Jersey corporate law requires that the notice of a shareholders' meeting (for either a regular or special meeting) specify the purpose or purposes of the meeting. Thus any substantive proposal, including shareholder proposals, must be referred to in Valley's notice of shareholders' meeting in order for the proposal to be properly considered at a meeting of Valley.

      Proposals of shareholders which are eligible under the rules of the Securities and Exchange Commission to be included in Valley's year 2003 proxy material must be received by the Secretary of Valley National Bancorp no later than November 6, 2002.

      If Valley changes its 2003 annual meeting date to a date more than 30 days from the date of its 2002 annual meeting, then the deadline referred to in the preceding paragraph will be changed to a reasonable time before Valley begins to print and mail its proxy materials. If Valley changes the date of its 2003 annual meeting in a manner that alters the deadline, Valley will so state under
Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change, or will notify its shareholders by another reasonable method.

                                  OTHER MATTERS

      The Board of Directors is not aware of any other matters that may come before the annual meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

      Shareholders are urged to sign the enclosed proxy and return it in the enclosed envelope or vote by telephone or Internet. The proxy is solicited on behalf of the Board of Directors.

                                              By Order of the Board of Directors


                                              Gerald H. Lipkin
                                              Chairman, President and
                                              Chief Executive Officer

Wayne, New Jersey
March 6, 2002

      A copy of Valley's Annual Report on Form 10-K (without exhibits) filed with the Securities and Exchange Commission will be furnished to any shareholder on written request addressed to Dianne M. Grenz, First Vice President, Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey 07470. Valley's Annual Report on Form 10-K (without exhibits) is also available on our website at www.valleynationalbank.com.

                             VALLEY NATIONAL BANCORP

                                      PROXY

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                            Wednesday, April 10, 2002

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints ROBERT RACHESKY, ROBERT E. McENTEE and RICHARD F. TICE and each of them, as Proxy, each with full power of substitution, to vote all of the stock of VALLEY NATIONAL BANCORP standing in the undersigned's name at the annual meeting of Shareholders of VALLEY NATIONAL BANCORP, to be held at the Radisson Hotel, 690 Route 46 East, Fairfield, New Jersey, on Wednesday, April 10, 2002 at 3:00 p.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

      This proxy will be voted as specified below. If no choice is specified, the proxy will be voted FOR the election of the 18 nominees for director listed in the proxy statement.

      Shares, if any, held for your account by the trustee for the dividend reinvestment plan will be voted in the same manner as you vote the shares in your name individually.

      To Vote By Mail
      ---------------
      Please date, sign, and mail your proxy card in the envelope provided as soon as possible.

      To Vote By Telephone (Touch-Tone Phone Only)
      --------------------------------------------
      Please call toll-free 1-800-776-9437 and follow the instructions. Have your control number and the proxy card available when you call.

      To Vote By Internet
      -------------------
      Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number and the proxy card available when you access the web page.

                                                   -------------
      YOUR CONTROL NUMBER IS -------------------->
                                                   -------------

                               (see reverse side)

1.    ELECTION OF 18 DIRECTORS

      [_] FOR the nominees listed below (except as marked to the contrary below):

      [_] FOR ALL nominees except: ____________________________________________.
               (Instructions: To withhold authority to vote for any individual nominee(s) write that nominee's name on the above line.)

      [_] WITHHOLD AUTHORITY to vote for all nominees listed below:

      Andrew B. Abramson, Charles J. Baum, Pamela Bronander, Joseph Coccia, Jr., Harold P. Cook, III, Graham O. Jones, Walter H. Jones, III, Gerald Korde, Gerald H. Lipkin, Robinson Markel, Robert E. McEntee, Richard S. Miller, Robert Rachesky, Barnett Rukin, Peter Southway, Richard F. Tice, Leonard Vorcheimer, Spencer B. Witty.

2. In their discretion, upon such other matters as may properly come before the meeting.

                                                 Dated:  ________________, 2002

                                                 ___________________________
                                                 Signature

                                                 ___________________________
                                                 Signature

                                             (Please sign exactly as your name
                                             appears. When signing as an
                                             executor, administrator, guardian,
                                             trustee or attorney, please give
                                             your title as such. If signer is a
                                             corporation, please sign the full
                                             corporate name and then an
                                             authorized officer should sign his
                                             name and print his name and title
                                             below his signature. If the shares
                                             are held in joint name, all joint
                                             owners should sign.)

                                                  PLEASE DATE, SIGN AND
                                                     RETURN PROMPTLY